EXHIBIT C


                             OFFICE LEASE AGREEMENT


                               By and Between


                          RIMCO XII, INC. ("Landlord")
                               27777 Inkster Road
                     Farmington Hills, Michigan 48333-9065


                                      and


                      OCUREST LABORATORIES. INC. ("Tenant")


                                      for


                                   Suite 306
                               4400 PGA Boulevard
                   Palm Beach Gardens, FL 33410 ("Premises")


                              Dated: June 24, 1994

                              OFFICE LEASE AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

1.  Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
3.  Possession; Estoppel Certificate. . . . . . . . . . . . . . . . . . . . . 1
4.  Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
5.  CPI Escalation of Base Rent . . . . . . . . . . . . . . . . . . . . . . . 3
6.  Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     A.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

        (i)    "Real Estate Taxes". . . . . . . . . . . . . . . . . . . . . . 3
        (ii)   "Operating Expenses" . . . . . . . . . . . . . . . . . . . . . 4
        (iii)  "Utility Expenses" . . . . . . . . . . . . . . . . . . . . . . 5
        (iv)   "Tenant's Proportionate Share" . . . . . . . . . . . . . . . . 5
        (v)    "Tax and Operating Expense Statements" . . . . . . . . . . . . 5

    B.  Payment of Proportionate Share of Real Estate Taxes . . . . . . . . . 5
    C.  Payment of Proportionate Share of Operating Expenses. . . . . . . . . 5
    D.  Payment of Proportionate Share of Utilities.. . . . . . . . . . . . . 5
    E.  Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

7.  Method of Measurement . . . . . . . . . . . . . . . . . . . . . . . . . . 6
8.  Security Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
9.  Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
10. Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
11. Alterations, Additions or Improvements . . . . . . . . . . . . . . . . . .8
12. Maintenance and Repair . . . . . . . . . . . . . . . . . . . . . . . . . .9
13. Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
14. Rules and Regulations of Building  . . . . . . . . . . . . . . . . . . . 10
15. Passes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
16. Extraordinary Equipment  . . . . . . . . . . . . . . . . . . . . . . . . 10
17. Landlord's Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
18. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ll
19. Fire or Other Casualty . . . . . . . . . . . . . . . . . . . . . . . . . 11
20. Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . 12
21. Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
22. Light and Air  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
23. Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
24. Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                             OFFICE LEASE AGREEMENT

                         -----------------------------

25. Waiver of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  13
26. Relocation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
27. Subordination by Tenant . . . . . . . . . . . . . . . . . . . . . . . .  13
28. Tenant to Surrender Premises in Good Condition  . . . . . . . . . . . .  14
29. Holding Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
30  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
31. Landlord's Right to Cure Defaults . . . . . . . . . . . . . . . . . . .  16
32. Payments After Termination  . . . . . . . . . . . . . . . . . . . . . .  16
33. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
34. Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
35. Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . . .  17
36  Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
37. Non-Liability of Landlord . . . . . . . . . . . . . . . . . . . . . . .  18
38. Inability to Perform. . . . . . . . . . . . . . . . . . . . . . . . . .  19
39. Attorneys' Fees and Costs . . . . . . . . . . . . . . . . . . . . . . .  19
40. Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
41. Indemnity for Toxic Waste . . . . . . . . . . . . . . . . . . . . . . .  19
42. Attornment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
43. Signage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
44. Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
45. Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
46. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
47. Radon Gas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
48. Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
49. Lease Validity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
50. TRIAL BY JURY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

EXHIBIT "A" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

EXHIBIT "B" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

EXHIBIT "C" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

1.  MOVING PERSONAL PROPERTY OF TENANTS. . . . . . . . . . . . . . . . . . . 24
2.  SHIPPING AND RECEIVING. .. . . . . . . . . . . . . . . . . . . . . . . . 24
3.  PREVENTION OF DAMAGE TO BUILDING AND PREMISES. . . . . . . . . . . . . . 24
4.  NUISANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
5.  EXCLUSION OF PERSONS FROM BUILDING.  . . . . . . . . . . . . . . . . . . 24

                            OFFICE LEASE AGREEMENT

                          -----------------------------

6.  COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . . . .  24
7.  REPORTING ACCIDENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  25
8.  LOST OR STOLEN PROPERTY . . . . . . . . . . . . . . . . . . . . . . . .  25
9.  LOCKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
10. KEYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
11. PETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
12. FIREARMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
13. CANVASSING, SOLICITING, PEDDLING. . . . . . . . . . . . . . . . . . . .  25
14. VEHICLES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
15. SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
16. DIRECTORY BOARD . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
17. HOUSEKEEPING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
18. WATER FIXTURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
19. PARKING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
20. WINDOWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
21. REPAIR, MAINTENANCE, ALTERATIONS AND IMPROVEMENTS . . . . . . . . . . .  27
22. PERSONAL USE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . .  27
23. OBSTRUCTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
24. EMPLOYEES, AGENTS AND INVITEES. . . . . . . . . . . . . . . . . . . . .  27
25. PEST CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
26. LANDLORD NOT RESPONSIBLE FOR VIOLATIONS . . . . . . . . . . . . . . . .  27

                             OFFICE LEASE AGREEMENT


        THIS IS A LEASE AGREEMENT (the "Lease") made and entered into on 6/24/94 by and between RIMCO XII, INC., having its principal offices at 27777 Inkster Rd., Farmington Hills, MI 48333-9065, hereinafter referred to as the "Landlord", and OCUREST LABORATORIES, INC., a Florida corporation with offices at 4400 PGA Boulevard, Suite 812, Palm Beach Gardens, FL 33410, hereinafter referred to as the "Tenant".

WITNESSETH:

        1. LEASED PREMISES: In consideration of the mutual covenants and agreements set forth herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the rental and on the terms and conditions hereinafter set forth, those certain premises outlined on the floor plan attached hereto as EXHIBIT A (the "Premises"), and containing approximately 1,276 square feet of leasable area in Suite #306 in the building known as Admiralty II located at 4400 PGA Boulevard, Palm Beach Gardens, FL 33410, (the "Building").

        2. TERM: Subject to and upon the terms and conditions set forth herein, the term of this Lease shall be for a period of 36 months (the "Term"), beginning on the 1ST day of JULY, 1994, ("Commencement Date") and expiring on the 30th day of June 30, 1997 ("Termination Date").

        3. POSSESSION; ESTOPPEL CERTIFICATE: Except as hereinafter provided, Landlord shall deliver possession of the Premises in the condition required by this Lease on or before the Commencement Date, but delivery of possession prior to such Commencement Date shall not affect the Termination Date. Failure of Landlord, due to a holding over by a prior tenant or time required for construction delays due to strikes, acts of God or any other cause beyond Landlord's control, to deliver possession of the Premises by the date hereinafter provided, shall automatically postpone the Commencement Date and shall extend the Termination Date by periods equal to those which shall have elapsed between and including the date hereinabove specified for commencement of the term hereof and the date on which possession of the Premises is delivered to the Tenant. The rent herein reserved shall commence on the first day of the Term, provided however, in the event of any occupancy by Tenant prior to the beginning of the Term, such occupancy shall in all respects be the same as that of a tenant under this Lease, and the rent shall commence as of the date that Tenant enters into such occupancy of the Premises. By occupying the Premises as a tenant, or to install fixtures, facilities, or equipment, or to perform finishing work, Tenant conclusively shall be deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease.

Should the commencement of the rent obligations of Tenant under this Lease occur for any reason on the day other than the first day of a calendar month, solely for the purpose of computing the term of this Lease, the commencement date of the Term shall become and be the first day of the first calendar month following the date when Tenant's rent obligation commences, or the first day of the first full calendar month following the Commencement Date set out in SECTION 2 (if such day is other than the first day of a calendar month), whichever date is later, and the Termination Date shall be adjusted accordingly; provided, however, that the Termination Date shall be the last day of a calendar month, which date in no event shall be earlier than the Termination Date set out in
SECTION 2. At any time and from time to time upon five (5) days prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, in a form satisfactory to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature and enclosing a complete copy of each modification), (b) the dates and amounts of the last made and next due rental installments and the amount of any prepaid rent, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate,
(d) a good standing and absence of default under this Lease (e) the absence of setoffs to charges hereunder, (f) the amount of security deposit (g) the commencement and expiration dates hereof, and (h) such other matters as may be reasonable requested by Landlord. Any such certificates may be relied upon by any prospective purchasers, mortgagees, or beneficiary under any mortgage, ground lease or deed of trust of the Building or any part thereof.

4. Base Rent: As base rent for the lease of the Premises, Tenant hereby agrees to pay, without claim, deductions or setoffs for the Term of the Lease base rent. ("Base Rent") as follows:

                 PERIOD          PSF        ANNUAL       EQUAL MONTHLY PAYMENT:
                 ------          ---        ------       ----------------------

Lease Year 1 6/1/94-5/31/95     $16.29    $20.786.04         $1.732.17
Lease Year 2 6/1/95-5/31/96     $17.29    $22.062.04         $1.838.50
Lease Year 3 6/1/96 5/31/97     $18.29    $23.338.04         $l.944.84

Such Base Rent for each Lease Year shall be due and payable in the equal monthly installments set forth above, in advance, on the first day of each calendar month during the Term, commencing on the 1ST day of JULY 1994. All payments of Base Rent shall be paid to the Landlord in lawful money of the United States of America at the address of Landlord shown herein, or to such other party or at such other place as Landlord may designate from time to time in a written notice to Tenant. If the Term commences or terminates on any day other than the first or last day of a calendar month, the Base Rent and any other sums due hereunder shall be prorated for such fractional calendar month. All past due installments of Base Rent and Additional Rent (defined below) shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid.

Anything herein to the contrary notwithstanding, in no event shall the Base Rent provided herein ever be reduced. A "Lease Year" shall be the twelve month period commencing with the Commencement Date of this Lease, and ending one year later, and each following twelve-month period. If at the expiration of any twelve month period during the Term the Term has not expired and there remains less than twelve months prior to the expiration of the Term, the final period during the Term shall be treated like a Lease Year and Base Rent shall be adjusted accordingly. Notwithstanding the foregoing, no Base Rent and Additional Rent shall be payable by Tenant for the first two months of the Term (July and August 1994).


5. ADDITIONAL RENT: In addition to Base Rent, the Tenant shall pay "Additional Rent" as follows in accordance with this Section:

          A. DEFINITIONS
 .
                    (i) "REAL ESTATE TAXES" means real estate tax and assessments, general and special, assessed and levied upon the Building and any improvements, easements or interests deemed real property by any governmental entity having jurisdiction upon the Building. For purposes of calculating Real Estate Taxes hereunder, Landlord will be deemed to have taken the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time and the installments of such assessment which would become due and payable by virtue of such provisions during the Term or any extension hereof, together with the interest thereon, will be included in the calculation of Real Estate Taxes. In the event that the United States or the city, county, state or other political subdivision of any governmental authority having jurisdiction imposes a tax, assessment or surcharge of any kind or nature upon, against, measured by or with respect to the rentals payable by the tenants of the Building or on the income of Landlord derived from the Building, or with respect to Landlord's ownership of the Building either by way of substitution for all or any part of the taxes and assessments levied or assessed against the Building, or, in addition thereto (but not including federal, state or local income taxes unless levied by way of substitution), such tax, assessment or surcharge will be deemed a Real Estate Tax for purposes of this Section 5. Notwithstanding the above tenant will not pay any real estate taxes.

                    (ii) "OPERATING EXPENSES" means any and all expenses for operation, maintenance and administration of the Building as determined by standard building management practices, and includes the following by way of illustration (but not limitation): personal property taxes (except those payable by Tenant); payments made by Landlord for common area maintenance, repairs and (subject to the provisions set forth below) replacements; payments made by Landlord for services for the Building; charges for the rental and, subject to the provisions set forth below, purchase and replacement of any equipment and facilities acquired (voluntarily or pursuant to government directive) by Landlord to reduce energy consumption; charges for the repair and maintenance of any equipment and facilities acquired (voluntarily or pursuant to government directive) by Landlord to reduce energy consumption; insurance premiums; license fees; permit and inspection fees; charges for janitorial service and window cleaning; wages and salaries (including employee benefits) of any building superintendent and maintenance employees; payments made by Landlord for the repair, maintenance and (subject to the provisions set forth below) replacement of the air-conditioning, heating, ventilating and all other Building systems; charges for supplies, equipment, tools and materials necessary for operation of the Building; charges for exterminating services, security services, rubbish and snow removal and telephone service; landscaping costs; administrative and overhead expenses; and management fees. The term "Operating Expenses" does not include: (i) depreciation of the Building or equipment, (ii) mortgage interest and principal payments,
          (iii) real estate brokerage and leasing commissions, (iv) costs or other items included within the meaning of the term "Real Estate Taxes", (v) costs of alteration of the premises of other tenants of the Building, (vi) any cost which Landlord incurs which is charged directly to the tenant on whose behalf it is incurred (whether or not the same shall finally be paid), or for which Landlord otherwise is compensated, including costs for which Landlord receives reimbursement from insurance proceeds, (vii) income, profit, franchise, corporate, capital stock, estate, inheritance and any other taxes imposed on, or measured by, the income of Landlord from the operation of the Building or imposed in connection with any change of ownership of the Building,
          (viii) costs
          of Landlord's leasing activities, including costs of tenant improvements, renovations, decorations and alterations made at the initiation, or in connection with the renewal, of any lease, and (ix) costs or other items included within the meaning of the term "Utility Expenses". If the aggregate space in the Building is not 100% occupied by Tenants during all or a portion of any year, then Landlord shall make appropriate adjustment for such year of those components of expenses which may vary, depending upon the occupancy level of the Building, employing generally accepted accounting principles so that all of such variable components of Operating Expenses paid or incurred by Landlord are ratably allocated to the Tenants then occupying space in the Building. Any such adjustment shall also be deemed expenses paid or incurred by Landlord and included in Operating Expenses for such year, as if the Building had been 100% occupied and the Landlord had paid or incurred such expenses. Notwithstanding any of the above Tenant will not pay any operating expenses.

                    (iii) "UTILITY EXPENSES" means any and all expenses and charges for heat, light, power, steam and/or other utilities and/or fuels for the Building. No utility charges will be billed to tenant except in accordance with paragraph D below.

                    (iv) "TENANT'S PROPORTIONATE SHARE" equals 1.5% and is based upon 1.276 divided by 80.233 and rounded. In the event Tenant leases the Expansion Premises, its proportionate share shall increase to 2.8%.

                    (v) "TAX AND OPERATING EXPENSE STATEMENTS" means written statements, certified by Landlord, showing the amounts of Real Estate Taxes, Operating Expenses and Utility Expenses for each calendar year which includes any portion of the Term or any renewal or extension thereof.

               D. PAYMENT OF PROPORTIONATE SHARE OF ELECTRIC. Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of any and all Electric Expenses which become due in any calendar year during the Term. Any such payments will be prorated for the first calendar year and last calendar year of the Term. LANDLORD ESTIMATES 1994 ELECTRIC CHARGES TO BE $1.88 PER SQUARE FOOT.

               E. Payment. All Additional Rent will be payable in monthly installments, in advance, on the first day of each calendar month during the Term and any extensions or renewals thereof. The amount of the monthly installments will be estimated by Landlord and may be increased by Landlord at any time Landlord believes such adjustment to be necessary or appropriate to fully cover current Electrical Expenses. At the end of each fiscal year of Landlord, Landlord will compute the Electrical Expenses incurred during that year and any prior year in which Landlord failed to collect Tenant's Proportionate Share of Electrical Expenses and will deliver to Tenant a Tax and Operating Expense Statement for such year(s). If the installments paid by Tenant during that year are less than the Additional Rent due under this SECTION 6 for such year, the difference will be paid to Landlord within thirty (30) days following delivery of the statement. If the installments paid by Tenant during that year are more than the Additional Rent due for such year, at Tenant's option, the difference either will be held by Landlord and applied against the next installment(s) of additional rent falling due or will be repaid within thirty (30) days following delivery of the statement.

        7. Method of Measurement: The term "Leasable Area", as used herein, shall refer to the area or areas of space within the Building determined as follows:

               A. Leasable Area on a single-tenancy floor is determined by measuring from the extended plane of the inside surface of the outer glass to the extended plane of the inside surface of the opposite outer glass bounded by the intersections of such planes, and shall include all areas within such plans excluding vertical penetrations such as building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts. Vertical penetrations which are for the specific use of Tenant, such as special stairs or elevators, shall be included as Leasable Area; and

               B. Leasable Area for a particular floor shall include all space within the demising walls (measured for the midpoint of demising walls and, in the case of exterior walls, measured as defined in 7.A above), plus 19%, which is Tenant's proportionate share of the Common Areas, such as elevator lobbies, corridors, toilet and mechanical rooms, telephone and electrical closets and service areas on such floors. Tenant's Common Area charge is 204 square feet and is included in Leasable Area.

No deductions from Leasible Area shall be made for projections necessary to the Building. The Leasable Area in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 1276 square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy, so long as such work is done in accordance with the terms and provisions hereof.

        8. Security Deposit: Simultaneously with the execution of this Lease, Tenant has paid to Landlord the sum of TWO THOUSAND AND NO/100 DOLLARS ($2.000.00), to be held by Landlord without interest as a security deposit for the full and faithful performance by Tenant of the terms and conditions of this Lease. Landlord may utilize such part of the security deposit as is necessary to cure any default of Tenant under this Lease and in such event Tenant shall immediately replace such portions as may be expended by Landlord. Upon the expiration of this Lease (except arising due to a default by Tenant), delivery of the Premises to Landlord in their original condition, ordinary wear and tear excepted, and payment to Landlord of Tenant's Additional Rent for the final calendar year of this Lease, then the security deposit shall be returned to Tenant without interest. Upon any conveyance of the Building by Landlord to a successor in title, the successor shall become liable to Tenant for the return of the security deposit and the conveying party released for same, provided that estoppel prepared by Landlord notes credit due Tenant for such Security Deposit. Landlord shall not be required to hold the security deposit in any special account for the benefit of the Tenant and the security deposit may be commingled with Landlord's funds. In the event any installment of Base Rent or other charges accruing under this Lease shall not be paid when due (including the return of any of Tenant's checks for insufficient or uncollected funds or otherwise), the Landlord shall have the right, at the Landlord's sole discretion, to require the Tenant to place with Landlord an additional security deposit (in excess of the original security deposit), of up to two installments of then current Base Rent, which sum shall become a part of the original security deposit. The rights of the Landlord shall in no way be limited or restricted by the security deposit, and the Landlord shall have the absolute right to pursue any available remedies to protect its interests herein, as if the security deposit had not been made.

         9. USE: Tenant shall use the Premises for purposes of general offices and no other purpose whatsoever. Tenant shall not overload, damage or deface the Premises or do any act which may void or render voidable any insurance on the Premises or the Building or which may increase insurance premiums. Tenant shall comply with all federal, state and municipal laws and ordinances relating to the use, condition or occupancy of the Premises. Tenant shall not occupy or use the Premises for any for any business or purpose which is unlawful, disreputable for deemed by Landlord to be hazardous or a nuisance.

         10. IMPROVEMENTS:

                    A. If Landlord has agreed to do any work in the Premises in preparation for Tenant's occupancy, the nature and extent of, and the payment for, that work will be as set forth in attached Exhibit B. Exhibit B is intended to include all Tenant improvement work on the Premises, whether within or beyond the Standard Basic leasehold Improvements established by Landlord and whether to be performed or paid for by Landlord or Tenant and shall hereinafter be referred to as the "Work."

                    B. Landlord and Tenant have reviewed and approved the attached single line drawing floor plan layout (set forth in Exhibit
          A), together with the attached Schedule of Building Standards set forth in attached Exhibit B. Tenant covenants and agrees to deliver to Landlord within Ten (10) days from the date of this Lease a detailed floor plan of desired tenant improvements to be constructed and or installed within the Premises (in addition to the standard work to be performed by Landlord described in Exhibit B), together with working drawings and written specifications (collectively "Tenant's Plans") sufficiently detailed to enable Landlord to obtain firm contracts, order any special items and secure a building permit. Tenant's Plans are subject to the approval of Landlord.

                    C. All work involved in completing the Premises in accordance with Tenant's Plans (including the purchase of the required materials and equipment) shall be carried out by Landlord's contractor under the sole direction of Landlord. Tenant shall cooperate with Landlord and its contractor upon request to promote the efficient and expeditious completion of such work. Tenant shall be responsible for and pay for the work set forth in Tenant's Plans, to the extent that the same exceeds the work for which Landlord is responsible in Exhibit
          B. No credits are given or implied.

                    D. In the event the Premises are not ready for occupancy within five (5) days after the Commencement Date of this Lease due to
          (i)  Tenant's request for work in excess of Building Standards, or
          (ii) any changes in Tenant's Plans requested by Tenant then the term of this Lease shall be deemed to have commenced from the Commencement Date stipulated herein.

         11. ALTERATION, ADDITIONS OR IMPROVEMENTS: Tenant will not make nor allow to be made any alterations, additions, removals, improvements or physical additions in or to the Premises without the prior written consent of Landlord. Unless otherwise provided by written agreement, all such consented alterations, additions or improvements shall be done either by, or under the direction of, Landlord, but at the sole cost of Tenant, and shall upon installation at Landlord's option (i) become the property of Landlord and shall remain upon and be surrendered with the Premises, or (ii) be removed therefrom the Premises shall be restored by Tenant to their original condition, reasonable wear and tear excepted, at the sole expense of the tenant at the expiration or sooner termination of the Lease. Tenant shall have no right or power to create mechanics' liens on the Building or underlying property, shall so advise any suppliers of material or labor for work on the Premises, and shall save harmless Landlord on account of claims for mechanic's, materialmen's or other liens in connect with any alteration, additions or improvements made by Tenant. The Landlord may (i) alter, add to, subtract from, construct improvements on, re-arrange, and construct additional facilities in, adjoining or proximate to the Building; (ii) relocate the facilities and improvements in or comprising the Building; (iii) do such things on or in the Building as required to comply with any laws, by-laws, regulations, orders or directive affecting the Building or any part thereof; and (iv) do such other things on or in the Building as the Landlord, in the use of good business judgment, determines to be advisable. The Landlord shall not be in breach of its covenants for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing, provided that Landlord uses reasonable care so as to minimize the impact to Tenant.

          12. MAINTENANCE END REPAIR:

                     A. Landlord shall provide for the cleaning and maintenance of the Building. including painting and landscaping surrounding the Building, in keeping with the usual standard for similar office buildings. Landlord shall not be required to maintain or repair any non-building standard or special tenant improvements installed by Tenant in or about the Premises, unless otherwise approved by Landlord, identifying same.

                     B. The first installation of electric light lamps in the Premises will be made by the Landlord in the manner and of the style and voltage customary in the Building. Thereafter, the Tenant shall replace and maintain such installation of electric light lamps and shall be liable for any damage from overloading of any of the lighting circuits in, or leading to, the Premises, absent latent defects existing on the Commencement Date.


                     C. Tenant shall keep and maintain the Premises in good repair and condition, reasonable wear and tear, damage by fire and other casualty excepted. Tenant shall not commit nor allow any waste or damage to be committed on any portion of the Building or Premises. If any repairs or replacements to the Premises are required by the acts, whether of commission or omission, of Tenant or Tenant's agents, employees, invitees, or visitors, Tenant shall pay Landlord the costs and expenses of such repairs or replacement plus a 15% administration fee, as additional rent to Landlord upon 30 days notice.

          13. SERVICES: So long as Tenant is not in default hereunder, the Landlord shall, at its own cost and expense, furnish to the Tenant the following services, utilities, supplies and facilities to the extent normally furnished in similar office buildings:

          (A) Access to the Premises twenty-four (24) hours a day, seven (7) days a week.

          (B) Freight and passenger elevator service as reasonably required by the Tenant.

          (C) Electricity for lighting and for normal operation of standard office machines, appliances and equipment, heat, ventilation and air conditioning ("HVAC") on weekdays (holidays excepted) from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., and at the Tenant's request, at all other times as hereinafter provided in this Section. The Landlord shall furnish electricity and HVAC beyond the above stated hours, provided that notice requesting such service is delivered to the Landlord before noon on the business day when such service is required for that evening, and by noon of the preceding business day when such service is required on a Saturday, Sunday or holiday by the Tenant. The Landlord's cost of supplying such additional service shall be free to the Tenant except in the event that the Landlord changes the policy and begins charging other tenants in a nondiscriminatory manner. In this case, the Landlord shall bill the Tenant on or before the last day of the month following the month in which such charges are incurred (not to exceed $15.00 per hour), and shall submit with its invoice a tabulation of the hours and the dam on which the overtime electricity and HVAC was furnished. The Tenant shall reimburse the Landlord therefor within fifteen (15) days after receipt of the invoice.

          (D) Cleaning and janitorial services, including removal of refuse and rubbish and furnishing washroom supplies.

          Landlord reserves the right to stop the supply of utilities, supplies and facilities without hereby incurring liability to Tenant when necessary by reason of accident or emergency or for repairs, alterations, replacement or improvements which are, in the reasonable judgment of Landlord, desirable or necessary, or when prevented from supplying such services by strikes, lockouts, energy shortages, difficulty of obtaining materials, governmental regulation, accidents, or any other cause beyond Landlord's control, or bylaws, orders or inability by exercise of reasonable diligence to obtain electricity, water, gas, steam coal, oil or other suitable fuel or power. No diminution or abatement of Base Rent or Additional Rent or other compensation shall or will be claimed by Tenant unless demised premises is untenantable as a result of Landlord's action, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such interruption, curtailment or suspension, provided that Landlord uses reasonable efforts to correct such situations in a timely manner.

          14. RULES AND REGULATIONS OF BUILDING: Tenant shall comply with the Rules and Regulations of the Building with respect to safety, care, cleanliness and preservation of good order in the Building that Landlord may establish from time to time for tenants of the Building. Landlord shall not be liable to Tenant for any failure of any other tenants of the Building to comply with such Rules and Regulations, attached hereto as Exhibit C, but will use its best efforts to enforce such rules in a nondiscriminatory manner.

          15. PASSES: No passes are needed for this property.

          16. EXTRAORDINARY EQUIPMENT: Without the prior written consent of Landlord and Tenant's prior written agreement to pay related additional costs and expenses, Tenant shall not install or maintain any apparatus or devices which will increase the usage of electrical power, steam, gas or other fuel for the Premises to an amount greater than would be required for normal general office use for space of comparable size.

          17. LANDLORD'S ACCESS: Landlord and Landlord's mortgagee(s) shall have the right at all times during the Term given at least 24 hours notice (except in the case of emergency which shall not require notice) to enter the Premises to inspect the condition thereof, to show the Premises to prospective new tenants or purchasers of the Building, to determine if Tenant is performing its obligations under this Lease and to perform the services or to make the repairs and restoration that Landlord is obligated or elects to perform or furnish under this Lease, to make repairs to adjoining space, to cure and to remove from the Premises any improvements thereto or property placed therein in violation of this Lease. In furtherance of such rights, Landlord shall retain a key to the Premises and Tenant shall not install any new locks tO the Premises without the prior written consent of Landlord and furnishing Landlord with a copy of such key. No entry into the Premises by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a retaking of possession by Landlord or forfeiture of Tenant's rights hereunder.

          18. INSURANCE: Landlord shall maintain during the Term fire and extended coverage insurance insuring the Building and Premises against damage or loss from file or other casualty normally insured against under the terms of standard policies of fire and extended coverage insurance. Landlord may, at its option, preserve and maintain such other insurance coverages as it may require in its discretion. Tenant shall be responsible for providing, at Tenant's own expense:

               A. Liability insurance with companies and in form satisfactory to Landlord naming Landlord and Landlord's mortgagee(s) as additional insureds thereunder as their interest may appear and providing coverage of at least $1,000,000 single limit coverage and $1,000,000 aggregate coverage for any single incident; and

                B. Contents insurance for fire, water, damage or other casualty and theft covering all of the Tenant's stock in trade, fixtures, furnishings, floor coverings, equipment or any other improvements beyond the improvements for which Landlord is responsible pursuant to attached EXHIBIT B, in an amount equal to the replacement value thereof.

Tenant will furnish Landlord evidence of coverage and payment of premiums at all times.

          19. FIRE OR OTHER CASUALTY: If the Building is damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease upon delivery of written notice to the Tenant within ninety (90) days after such damage or destruction. If a portion of the Premises is damaged by fire or other casualty, and this Lease is not thereby terminated, the Landlord shall, at its expense, restore the Premises, exclusive of any improvements or other changes made to the Premises by the Tenant, to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and rent shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. The Landlord shall not be responsible to the Tenant for damage to, or destruction of, any furniture, equipment, improvement, or other changes made by the Tenant in, on or about the Premises regardless of the cause of the damage or destruction.

        20. WAIVER OF SUBROGATION: Landlord and Tenant shall each use best efforts to obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney's fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

        21. EMINENT DOMAIN: If the entire Building is taken by eminent domain, this Lease shall terminate automatically as of the date of taking. If a portion of the Building is taken by eminent domain, Landlord shall have the right to terminate this Lease by giving written notice thereof to Tenant within ninety
(90) days after the date of taking. If a portion of the Premises is taken by eminent domain and the Landlord does not terminate this Lease, the Landlord shall restore Premises, exclusive of any improvements or other alterations to the Premises made by Tenant, to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and rent shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Leasable Area of the Building. Landlord shall, in any event, be entitled to receive and to retain as its own, any award payable from such taking and the Tenant disclaims any right to participate in such award to make a claim against the award for the loss of its leasehold: provided, the Tenant may make a separate claim against the condemning authority for loss of its trade fixtures, moving expenses and loss of business, if such claim will not reduce the award payable to the Landlord.

        22. LIGHT AND AIR: Tenant has no right to light or air over any premises adjoining the Building.

        23. LIENS: Tenant shall not permit any mechanic's, materialmen's or other liens to attach to the Premises, the Building, or the land on which the Building lies and agrees immediately to discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanic's, materialmen's or other lien which is alleged, attached or placed against any of the foregoing, arising out of work performed by direction of Tenant.

        24. INDEMNITY: Except for Landlord's gross negligence or willful misconduct, Tenant hereby waives all claims against Landlord and Landlord's agents and employees, for damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause whatsoever, and Tenant shall indemnify and hold Landlord and Landlord's officers, directors, agents and employees harmless from any damage to any property or injury to or death of any person arising from the use of the Premises by Tenant. The foregoing indemnity obligation of Tenant shall include reasonable attorney's fees, investigation costs and all other reasonable costs and expenses incurred by Landlord and Landlord's agents and employees from the first notice that any claim or demand is to be made or may be made. The provisions of this SECTION 24 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination. Landlord shall not be liable for any damage of any kind or for any damage to property, death or injury to persons from any cause whatsoever by reason of the use and occupancy of the Premises by Tenant.

        25. WAIVER OF COVENANTS: Failure of Landlord to insist, in any one or more instances, upon strict performance of any term, covenant or condition of the Lease, or to exercise any option herein contained, shall not be construed as a waiver, or an relinquishment for the future, of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rents with knowledge of a breach in any of the terms, covenants or conditions of this Lease to be kept or performed by Tenant shall not be deemed a waiver of any such breach, and Landlord shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Landlord.

          26. RELOCATION: Landlord shall have the right to relocate Tenant to comparable quarters with comparable expansion premises (if applicable) within the Building upon at least sixty (60) days prior written notice to Tenant. Any and all reasonable Costs incurred by Tenant in the event of such relocation (included but not limited to Tenant's moving and relocation Costs plus stationery reprints) and which have been agreed to in writing prior to the move, shall be paid by Landlord at its sole cost.

          27. SUBORDINATION BY TENANT: This Lease, and Tenant's rights hereunder, are hereby made expressly subject and subordinate to any and all mortgages, deeds of trust, restrictions, ground or underlying leases affecting all or any portion of the Premises which are currently in existence or which may hereafter be created by Landlord, or its successors or assigns, including any and all extensions, modifications, consolidations, renewals, substitutions, and amendments thereof, and to any and all advances made or to be made under same. Tenant agrees to execute any instrument or instruments which the Landlord may deem necessary or desirable to further evidence the foregoing subordination. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instrument which appointment shall be deemed coupled with an interest and irrevocable. Further agrees to make such reasonable modifications to this Lease (not increasing Tenant's obligations hereunder) as may be required by the holder of any such mortgage, deed of trust, ground or underlying lease. Landlord agrees to use reasonable efforts to secure a subordination, nondisturbance and attornment agreement so that possession of Tenant is not disturbed in the event of Landlord foreclosure, unless Tenant is in default under its Lease.

          28. TENANT TO SURRENDER PREMISES IN GOOD CONDITION: Upon expiration or termination of the lease Term, Tenant shall, at its expenses:

               A. Remove Tenant's goods and effects and those of all persons claiming under Tenant.

               B. Quit and deliver upon the Premises to Landlord, peaceably and quietly, in as good order and condition as the same existed on the date the Term commenced, or were thereafter placed in by Landlord, reasonable wear and tear and damage by fire and other casualty excepted.

               C. At the Landlord's request, restore the Premises to general Building Standards adopted by Landlord for general application through the Building.

Any property left in the Premises after the expiration or termination of the Term shall be deemed to have been abandoned and then becomes the property of Landlord to be disposed of in a lawful manner.

          29. HOLDING OVER: If, with Landlord's written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy at a rental rate as stated in the written consent. Such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of at least thirty (30) days advance notice of termination to the other. If, without Landlord's written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance at a monthly rental equal to 1.5 times the Rent determined in accordance with SECTIONS 4, 5 and 6.

          30. DEFAULT: Tenant covenants and agrees that any of the following events shall be a default under this Lease: (i) if any false or materially misleading financial report or statement is furnished or made by or on behalf of Tenant; or (ii) if any Base Rent or Additional Rent is in arrears; or (iii) if Tenant fail to perform or observe or breach any covenant, condition or agreement to be performed or observed by such party hereunder and Tenant shall not have cured same within 15 days after Landlord's written notice thereof, or shall be in breach of any other lease with Landlord or in breach of or in default in the payment and/or performance of any obligation owing to Landlord, whether or not related to this Lease and howsoever arising, whether by operation or law or otherwise, present or future, contracted for or acquired, and whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured; or (v) if Tenant shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due, admit in writing its inability to pay its debts as they become due, become insolvent (i.e. greater liabilities than assets), or take any action looking to its dissolution or liquidation; or (vi) if Tenant should file for relief, or have filed against them, an action under any provision of any state or federal bankruptcy or insolvency law; or (vii) if Tenant shall abandon or vacate the Premises and fail to pay rent hereunder; or (viii) if Tenant fails to pay all charges for gas, sewer, electricity and other utilities which are separately metered for the Premises within five (5) days after such are due; or (ix) if Landlord determines, in its reasonable discretion, that unpleasant noises or odors emanate from the Premises and Tenant does not take immediate steps to eliminate such noises and/or odors or fails to eliminate such noises and odors permanently within five (5) days of notice from Landlord,

          In the event of any such default, Landlord may, at its option, elect any of the following remedies:

          (a) Re-take and recover possession of the Premises, terminate this Lease, and retain Tenant's security deposit.
          (b) Re-take and recover possession of the Premises, without terminating this Lease, in which event Landlord may re-rent the Premises as agent for and for the account of Tenant and recover from Tenant the difference between the rental herein specified and the rent provided in such re-rental, less all of Landlord's costs and expenses of re-renting including, without limitation, reasonable attorneys' fees plus all other sums due hereunder.
          (c) Permit the Premises to remain vacant in which event Tenant shall continue to be responsible for all rental and other payments due hereunder.

          (d) Re-take and recover possession of the Premises, and accelerate and collect all rent due hereunder for the balance of the term of this Lease.
          (e) Take any other action as may be permitted under applicable law.

All of the Landlord's remedies contained in this lease shall be cumulative and election by Landlord to take any one remedy shall not preclude Landlord from taking any other remedy not by its nature absolutely incompatible with any previously or contemporaneously elected remedy. The Landlord may, at its option, apply any sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit and regardless of the express purpose for which the tender was made and regardless of any endorsement placed on the check by which payment is made. The Tenant expressly waives the service of any demand for the payment of rent or for possession and the service of any notice of the Landlord's election to terminate this Lease or to re-enter the Premises, including any and every form of demand and notice prescribed by a statute or other law, and agrees that the simple breach of any covenant or provision of this Lease by the Tenant shall, of itself, without the service of any notice or demand whatsoever, constitute a forcible detainer by the Tenant of the Premises within the meaning of the statutes of the State of Florida.

          31. LANDLORD'S RIGHT TO CURE DEFAULTS: If Tenant defaults in the observance or performance of any of Tenant's covenants, wherein the default can be cured by the expenditure of money, Landlord may, but without obligation, and without limiting any other remedies which it may have by reason of such default, cure the default, charge the cost thereof to Tenant, and Tenant shall pay the same, including any and all attorney's fees incurred by Landlord in during such default forthwith as Additional Rent upon demand, together with interest thereon at 12% per annum.

          32. PAYMENTS AFTER TERMINATION: No payment of money by the Tenant to the Landlord after the termination of this Lease, in any manner, or after the giving of any notice by the Landlord to the Tenant shall reinstate, continue or extend the terms of this Lease or affect any notice given to the Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or after final judgment granting the Landlord possession of said Premises, the Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this Lease, and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or any judgment theretofore obtained. Tenant expressly waives any right to redemption or reinstatement of the Premises.

          33. NOTICES: Each notice required or permitted to be given hereunder by one party to the other shall be in writing with a statement therein to the effect that notice is given pursuant to this Lease and the same shall be given and shall be deemed to have been delivered, served, and given if delivered in person or placed in the United States Mail, postage prepaid, by United States registered or certified mail, addressed to such party at the address provided for such party herein. Any notices to Landlord shall be addressed and given to Landlord as follows: RIMCO

XII, INC., 27777 Inkster Rd., P.O. Box 9065, Farmington Hills, MI 48333-9065,
Attn: John F. Regan, Treasurer.

          Prior to the Commencement Date, the address for notices to Tenant shall be the address set forth for Tenant on the 1ST page of this Lease; after the Commencement Date, the address for Tenant shall be the Premises. The addresses stated above shall be effective for all notices to the respective parties until written notice of a change in address is given.

          34. INTERPRETATION: The captions, sections, clauses, article numbers, section numbers and table of contents, if any, of this Lease are inserted for convenience only and in no way limit, enlarge, define or otherwise affect the scope or intent of the Lease or any provision thereof. The parties hereto intend that the interpretation and enforcement of this Lease be governed by the laws of the State of Florida. If there is more than one Tenant, the obligations and liabilities hereunder imposed upon Tenant shall be joint and several. The words "Landlord" and "Tenant" shall also extend to and mean the successors in interest of the respective parties hereto and their permitted assigns although this shall not be construed as conferring upon the Tenant the right to assign this Lease or sublet the Premises or confer rights of occupancy upon anyone other than Tenant. All charges due from Tenant to Landlord hereunder, including, without limitation, any charges against Tenant by Landlord for services or work done on the Premises by order of Tenant, except sales tax, shall be deemed Additional Rent, shall be included in any lien for rent, and shall be paid (including sales tax) without setoff or defense of any kind. This Lease has been fully negotiated and reviewed by the parties and their counsel and is the work product of both Landlord and Tenant; it shall not be more strictly construed against either party. Provisions inserted herein or affixed hereto shall not be valid unless appearing in the duplicate original hereof held by the Landlord and initialled by the parties hereto. In the event of variation or discrepancy, the Landlord's duplicate shall control. This Lease and the exhibits, schedules, addenda, riders, and guaranty, if any, attached hereto are incorporated herein and set forth the entire agreement between the Landlord and Tenant concerning the Premises and Building and there are no other agreements or understandings between them. This Lease and its exhibits, schedules, addenda, riders, and guaranty, if any, may not be modified except by agreement in writing executed by the Landlord and Tenant. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

        35. ASSIGNMENT AND SUBLETTING: Tenant will not assign, mortgage, pledge, or hypothecate this, or any interest therein, nor shall Tenant permit the use of the Premises by any person or persons other than Tenant, nor shall Tenant sublet the Premises, or any part thereof, without the express written consent of Landlord, which shall in all respects be subject to the provisions of this SECTION 35. Any sale of stock of Tenant (if a corporation), assignment of partnership interest (if a partnership), assignment of beneficial interest (if a trust), or other device which has the effect of transferring the practical benefits of this Lease from the parties currently controlling Tenant, shall be deemed a transfer of Tenant's rights requiring Landlord's consent as herein provided. Landlord's written consent to any assignment or subletting shall not operate to release Tenant from its obligations hereunder, nor operate as a waiver of the necessity for a consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under or through Tenant. In the event Tenant desires to sublease the Premises, or assign this Lease, Tenant shall submit to Landlord the name of the proposed sub-tenant or assignee, along with sufficient background and credit information to enable Landlord to determine the qualifications of the proposed sub-tenant or assignee. Landlord shall notify Tenant of the acceptance or rejection of the proposed sub-tenant or assignee within ten (10) business days following the receipt by Landlord of the aforesaid information. In the event Landlord reasonably rejects the proposed sub-tenant or assignee, Landlord shall state the reasons for such rejection and the burden of overcoming the reasons for the rejection shall be that of the Tenant or proposed sub-tenant or assignee. Notwithstanding anything contained herein to the contrary, the acceptance by Landlord of any prospective sub-tenant or assignee is contingent upon both Tenant and the prospective subtenant or assignee executing an affidavit, attaching a true and complete copy of the sublease or assignment, and stating all terms of the sublease or assignment including all consideration paid or to be paid under the sublease or assignment. To the extent that the total consideration to be paid under the sublease or assignment exceeds the total consideration that would have been paid by Tenant pursuant to the terms of this Lease, Landlord may require, as a condition of its approval of the sub-tenant or assignee, that all or any portion of said economic benefit be paid directly to Landlord. Tenant shall not advertise that the Premises or any part thereof is available for subletting, or that this Lease is available for assignment nor shall Tenant cause any broker or other party to do so unless the text and format of such advertisement is approved, in writing, by Landlord, which consent shall not be unreasonably withheld. No such advertisement shall contain any reference to the rental rate.

          36. COMMISSIONS: Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease except for JMB Properties Company and Dan Casey and Associates, Inc. and Tenant agrees to indemnify the Landlord against and hold it harmless from all liabilities arising from any such claim. It is recognized by Landlord that the Tenant is represented by Dan Casey and Associates, Inc., who owes its fiduciary duty to Tenant, and will earn upon execution of the Lease by Landlord (or upon expansion or renewal as stipulated on the Addendum to Lease), a four percent commission of Base Rents for term of the lease, payable by Landlord within ten days of Landlord's execution. JMB Properties, Inc., owing their fiduciary to Landlord, shall be paid a commission under separate agreement with Landlord.

37. NON-LIABILITY OF LANDLORD:

               A. Landlord and/or its successors in interest shall have the right to transfer and assign, in whole or in part, all and every feature of Landlord's rights and obligations hereunder as part of a conveyance of the Building and underlying property. In the event the Landlord hereunder or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter, shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner.

                 B. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from theft or a failure of the security systems in the Building, or for any damage or loss of property within the Premises from any other cause whatsoever, except for Landlord's gross negligence or willful misconduct, and no such occurrence shall be deemed to be an actual or constructive eviction from the Premises or result in an abatement of rental.

                C. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and Landlord shall not be liable for any deficiency.

          38. INABILITY TO PERFORM: If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collaterally ground lessor and their successors and assigns harmless from and against any cost, claim, damage, expense or liability of any kind whatsoever including, but not limited to, attorney's fees and costs at all tribunal levels arising out of any act or omission of Tenant, its agents or any other person on the Premises under color of authority of Tenant, giving rise to any toxic waste, chemical pollution, or similar environmental hazard regardless of whether any such act or omission is, at the time of occurrence, a violation of any law or regulation. The foregoing indemnity shall survive the termination or expiration of this Lease, anything else herein to the contrary notwithstanding. Landlord warrants to the best of its knowledge that the Building is not in violation of any federal or state laws regarding hazardous waste.

          39. ATTORNEYS' FEES AND COSTS: Tenant shall pay to Landlord all costs, including reasonable attorneys' fees at all tribunal levels, incurred by Landlord in enforcing this Lease or any covenant hereof in the collection of any rent, or other sum of money, becoming due hereunder or in the recovery of possession of the Premises, in the event of the breach by Tenant of any of the terms or provisions of this Lease. In the event of litigation, the prevailing party shall be awarded the reimbursement of its attorney fees.

          40. TIME: Time is of the essence with respect to Tenant's obligations under this Lease. Any time period herein specified of five days or less shall mean business days; any period in excess of five days shall mean calendar days.

          41. INDEMNITY FOR TOXIC WASTE: Tenant (and any guarantor) hereby agree to indemnify, defend and hold the Landlord, the holder of any mortgagee on the Building and any ground lessor and their successors and assigns harmless from and against any cost, claim, damage, expense or liability of any kind whatsoever including, but not limited to, attorney's fees and costs at all tribunal levels arising out of any act or omission of Tenant, its agents or any other person on the Premises under color of authority of Tenant, giving rise to any toxic waste, chemical pollution, or similar environmental hazard regardless of whether any such act or omission is, at the time of occurrence, a violation of any law or regulation. The foregoing indemnity shall survive the termination or expiration of this Lease, anything else herein to the contrary notwithstanding.

          42. ATTORNMENT: In the events of any foreclosure of any mortgage encumbering the Building, or deed-in-lieu thereof, Landlord shall be released from all liability hereunder and Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant shall not be disturbed by new landlord provided that it is not in default of the lease.

        43. SIGNAGE: Tenant shall have no right to display any signage of any kind visible from the exterior of the Premises, except for reasonable directory information on the entrance door to the Premises and in the common areas of the Building which shall be installed by Landlord, at Tenant's expense, in styles and locations selected by Landlord in its sole but reasonable discretion.

        44. PARKING: Tenant shall have free use of 2 covered parking spaces and free use of 4 roof top spaces, and shall (together with its agents, employees and invitees) make use of not more than 6 parking spaces at any one time in the parking area for the Building. If suite 307 is leased by Tenant, then 1 additional free covered space and three additional free rooftop spaces will be granted by Landlord.

        45. RECORDING: Neither the Tenant nor anyone claiming under the Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of the Landlord. At Landlord's request, Tenant shall execute and deliver to Landlord, on Landlord's form, a memorandum of this Lease or Notice of Lien Prohibition in accordance with

     IN WITNESS WHEREOF, the undersigned Landlord and Tenant have executed this instrument this 24 day of June, 1994.






WITNESSES:                              LANDLORD:

                                        RIMCO XII, INC.



/s/ PAULA REID                          By:   /s/ ILLEGIBLE
---------------------------                ------------------------------
Paula Reid

/s/ TONYA MCCRARY                       Its:   Vice President
--------------------------                  -----------------------------
Tonya McCrary

                                        TENANT:

                                        OCUREST LABORATORIES, INC.

/s/ ILLEGIBLE                           By:   /s/ ILLEGIBLE
---------------------------                ------------------------------


/s/ ILLEGIBLE                           Its:   Executive Vice President
--------------------------                  -----------------------------

                             RULES AND REGULATIONS


        1. MOVING PERSONAL PROPERTY OF TENANTS. No furniture, freight or equipment of any kind shall be brought into or removed from the Building or any demised premises without the consent of Landlord. All moving of same by tenants, into or out of the Building, shall be done at such times and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. All damage done to the Building by such moving or maintaining any such safe or heavy property shall be repaired at the expense of the Tenant.

        2. SHIPPING AND RECEIVING. No Tenant shall receive or ship articles of any kind except through facilities and designated doors and at hours designated by the Landlord. Hand trucks, carryalls or similar appliances shall only be used in the Building with the consent of the Landlord and shall be equipped with rubber tires, slide guards and such other safeguards as the Landlord requires.

        3. PREVENTION OF DAMAGE TO BUILDING AND PREMISES. It shall be the duty of every tenant to assist and cooperate with the Landlord in preventing damage to the Building and any demised premises. If any tenant desires telegraphic or telephonic connections, the Landlord may direct the electricians as to where and how the wires are to be introduced. No electric wires will be permitted which have not been authorized by the Landlord. No outside radio, television, or other antenna shall be allowed on any part of the Building without authorization in writing by the Landlord.

        4. NUISANCE. All tenants will conduct their business, including supervision of their agents, employees, invitees and visitors, so as not to create any nuisance, annoyance, disturbance, excessive noise, odor or eyesore within the Building, or on the surrounding property.

        5. EXCLUSION OF PERSONS FROM BUILDING. Landlord reserves the right to exclude or expel from the Building any person who, in the reasonable judgment of Landlord, is under the influence of liquor or drugs, or who shall in any manner do any act in violation of the rules and regulations of the Building.

        6. COMPLIANCE WITH LAWS. All tenants will keep and maintain their demised premises in a clean and healthful condition and comply with all laws, ordinances, orders, rules and regulations (State, Federal, Municipal and other agencies or bodies having any jurisdiction thereof, including rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires), with reference to use, conditions or occupancy of the Building or their demised premises.

        7. REPORTING ACCIDENTS. Tenants shall promptly report to Landlord any accident of which they are aware involving personal injury or property damage occurring within any demised premises or occurring within the public areas of or surrounding the Building.

        8. LOST OR STOLEN PROPERTY. All tenants shall take their own adequate precautions against loss or theft of personal property belonging to them and their agents, employees and invitees, as well as any other appropriate security precautions. Although Landlord shall not be responsible for any such precautions, the Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, furnishings or contents thereof, and the Tenant shall comply with the Landlord's reasonable requirements relative thereto.

        9. LOCKS. No additional or replacement locks shall be placed on any door without the written consent of Landlord. Landlord may require that changes be done by Landlord, at tenant's expense, and that Landlord retain a key to each lock installed for security and safety purposes.

        10. KEYS. Upon expiration of any lease, keys must be returned to the Building manager or the leasing office, and a receipt obtained by the tenant. In the event any tenant fails to return keys, Landlord may retain $50.00 of tenant's security deposit for necessary locksmith work and administration.

        11. PETS. No pets or animals are allowed in or around the Building or any demised premises.

        12. FIREARMS. No firearms of any kind shall be permitted in the building or any demised premises.

        13. CANVASSING, SOLICITING, PEDDLING. Canvassing, soliciting and peddling in or about the Building are prohibited.

        14. VEHICLES. No bicycles or vehicles shall be brought within any part of the Building without the consent of the Landlord.

        15. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Building or to any interior public areas, or in any demised premises so as to be visible from the outside, without the written consent of Landlord. Landlord Shall have the right to remove any such objectionable item without notice to and at the expense of the party so placing such item.

        16. DIRECTORY BOARD. The directory of the Building will be provided exclusively for the display of the name and location of tenants only. Landlord reserves the right to exclude any other names therefrom.



        15. (Continued from above): Landlord shall permit Tenant to install building standard signage at the entry of the suite.

        17. HOUSEKEEPING. Tenants shall permit window cleaners to clean the windows of the Building during normal business hours. Tenants shall not place any debris, garbage, trash or refuse or permit same to be placed or left in or upon any part of the Building or surrounding property, other than in the location provided by the Landlord specifically for such purposes. Tenants shall not allow any undue accumulation of any debris, garbage, trash or refuse in or outside of the Premises.

        18. WATER FIXTURES. The Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by the Tenant shall be paid for by the Tenant.

        19. PARKING. If the Landlord designates tenant parking areas in the Building, the Tenant shall park its vehicles and shall cause its employees and agents to park their vehicles only in such designated parking areas. The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant or its employees and agents and the Tenant thereafter shall notify the Landlord of any changes in such numbers within five (5) days after the occurrence thereof. In the event of failure of the Tenant or its employees and agents to park their vehicles in such designated parking areas, the Tenant shall forthwith on demand pay to the Landlord, the sum of TWENTY DOLLARS ($20.00) per day per each car so parked. Landlord may itself or through any agent designated for such purpose, make, administer and enforce additional rules and regulations regarding parking by tenants and by their employees and agents in the Building, including, without limitation, rules and regulations permitting the Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Building for more than 24 hours. A parking area for use by tenants of the Building will be maintained by Landlord as a cost pass thru expense item. Landlord shall use reasonable efforts to prevent unauthorized use of the parking area but shall not be liable to any tenant for any such unauthorized use nor does Landlord warrant that a parking space shall, in every event, be available for each tenant nor shall any portion of the parking area be considered a portion of any Tenant's demised premises. Overnight parking or repairing of vehicles in the parking area is prohibited. No disabled vehicle shall be left in the parking area for more than 24 hours. No vehicle shall be parked except in a "lined off" parking space. Landlord may designate a certain portion of the parking area as reserved for one or more specific tenants and their invitees. Landlord shall have the right to place window stickers and/or tow any vehicles violating the Building Rules and Regulations.

        20. WINDOWS. Except for the proper use of blinds and drapes approved in writing by Landlord, no tenant shall cover, obstruct or affix any object or material to the windows of the Building or any demised premises that might reflect or admit light into any part of the Building, including, without limiting the generality of the foregoing, the application of solar films.

        21. REPAIR. MAINTENANCE. ALTERATIONS AND IMPROVEMENTS. The Tenant shall carry out Tenant's repairs, maintenance, alterations and improvements in the Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

        22. PERSONAL USE OF PREMISES. The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

        23. OBSTRUCTIONS. The Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Premises without the Landlord's prior written consent. The Landlord may remove at the Tenant's expense any such obstruction or thing caused or placed by the Tenant (and unauthorized by the Landlord) without notice or obligation to the Tenant.

        24. EMPLOYEES. AGENTS AND INVITEES. In these Rules and Regulations, Tenant includes the employees, agents, invitees and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

        25. PEST CONTROL. In order to maintain satisfactory and uniform pest control throughout the Building, the Tenant shall engage for its own Premises and at its sole cost, a qualified pest extermination contractor either designated or approved by the Landlord, who shall perform pest control and extermination services in the Premises at such intervals as reasonably required or as may be directed by the Landlord.

        26. LANDLORD NOT RESPONSIBLE FOR VIOLATIONS. Landlord is not responsible to any tenant for the non observance or violation of the rules and regulations by any other tenant, but will use reasonable efforts to enforce the rules.

                           ADDENDUM TO LEASE AGREEMENT

        This Addendum to Lease made and entered into this 24th day of JUNE, 1994 by and between RIMCO XII, as "Landlord" and OCUREST LABORATORIES, INC., "TENANT."

                                   WITNESSETH

        Whereas, Landlord and Tenant have entered into that certain Leased dated June 24, 1994, (the "Lease"). The Lease relates to the premises located on the third floor of the building (hereinafter referred to as the "Premises") consisting of approximately 1,276 leasable square feet known as Suite 306 in the Admiralty II Building, 4400 PGA Boulevard, Palm Beach Gardens, Florida 33410.

        Now, Therefore, in consideration of ten dollars and mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

                                   ARTICLE 1

        LEASE BINDING: Except as hereinafter provided and modified, all of the covenants, agreements, terms, provisions and conditions of the Lease are hereby incorporated by reference herein and shall otherwise remain in full force and effect and continue to be binding upon the parties. Defined terms which are not defined herein shall have the same meaning as set forth in the Lease.

                                    ARTICLE 2

        *see below

        RIGHT OF FIRST REFUSAL: Tenant shall have the ongoing Right of First Refusal for Suite 307 until the Lease expires. In the event that Landlord shall desire to enter into a lease for #307 with a third party, then prior to its execution, it shall notify Tenant in writing of its intention, and outline the basic terms and conditions of the proposed third party lease, and the Tenant shall then have five (5) days in which to lease or not to lease the Expansion Premises per the terms and conditions of the proposed third party lease.

Landlord's work for the preparation of suite 307, should Ocurest lease the space as provided for in Article 2, is shown on Exhibit D.

                                   ARTICLE 4
                         (See attached Option to Renew)

      IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE DULY EXECUTED THIS AMENDMENT TO LEASE AGREEMENT THIS DAY AND YEAR FIRST ABOVE WRITTEN.


Signed, sealed and delivered            LANDLORD:
in the presence of:

                                        RIMCO XII, INC.


/s/ PAULA M. REID                       By:    /s/ ILLEGIBLE
---------------------------                ------------------------------
Paula  M. Reid

/s/ TONYA MCCRARY                       Its:   Vice President
--------------------------                  -----------------------------
Tonya McCrary

Signed, sealed and delivered            TENANT:
in the presence of:

                                        OCUREST LABORATORIES, INC.

/s/ ILLEGIBLE                           By:    /s/ ILLEGIBLE
---------------------------                ------------------------------


/s/ ILLEGIBLE                           Its:   Executive Vice President
--------------------------                  -----------------------------

          ARTICLE 4 OF ADDENDUM TO LEASE AGREEMENT DATED JUNE 24, 1994








                                OPTION TO RENEW

        Provided that Tenant is not, in default during the Term under any of the covenants, terms, conditions and provisions of this Lease, then Tenant shall have the option to renew this Lease (including Suite 306 and Suite 307 if Tenant properly exercises its Expansion Option) for a further term of three (3) years, provided that, in order to exercise this Option to Renew, Tenant is required to give to Landlord written notice thereof not less than six (6) months before the date of expiration of the Term of this Lease.
Any renewal pursuant to this Option shall be on the same terms and conditions as are contained in this Lease except: (i) there shall be no additional right of renewal; (ii) the annual Base Rent payable by Tenant for the renewed Term shall be as follows:

                                                                              EQUAL
                                                                              MONTHLY
                 PERIOD                            PSF         ANNUAL         PAYMENT
                 ------                            ---         ------         -------
Option Year 1: (July 1, 1997 - June 30, 1998)     $18.79     $18,921.53      $1,576.79
Option Year 2: (July 1, 1998 - June 30, 1999)     $19.29     $19,425.03      $1,618.75
Option Year 3: (July 1, 1999 - June 30, 2000)     $19.79     $19,928.53      $1,660.71


        In addition to Base Rent, Tenant shall pay Additional Rent and all other sums payable under the Lease increased to reflect the leasable area of the Expansion Space which Landlord and Tenant hereby stipulate is 1,007 leasable square feet.

                                   EXHIBIT A


                             [LAYOUT OF SUITE 306]




      SUITE 306
      ADMIRALTY II

Suite # 306, consisting of approximately 1276 leasable square feet, located on the south side of the third floor of the Admiralty II building at 4400 PGA Boulevard, Palm Beach Gardens, Florida.

The above Premises to be modified by Landlord at its cost prior to the Commencement Date of the Lease as delineated on Exhibit B, Landlord's Work.

                                   EXHIBIT D

                             [LAYOUT OF SUITE 307]



Suite # 307, consisting of approximately 1007 leasable square feet, located on the south side of the third floor of the Admiralty II building at 4400 PGA Boulevard Palm Beach Gardens, Florida, contiguous to the east of suite # 306.

The following is a description of Landlord's Work, to be completed by Landlord at its sole cost prior to the commencement date of the Expansion Premises (refer to numbers on the schematic plan above):

1. Reconfigure entry area (suites 306 and 307) to provide a new set of glass double doors facing hallway and repair and patch walls in areas effected.

2. Replace carpet throughout suite 307 to match 306 and touch up paint where necessary.